SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 20, 2003

                      Better Minerals & Aggregates Company
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

              333-32518                               55-0749125
       (Commission File Number)           (IRS Employer Identification No.)

                          Route 522 North, P.O. Box 187
                      Berkeley Springs, West Virginia 25411
          (Address of principal executive offices, including zip code)

                                 (304) 258-2500
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Item 7.  Exhibits

        Press release, dated June 20, 2003.

Item 9.  Regulation FD Disclosure.

     On June 20, 2003, Better Minerals & Aggregates Company issued a press release announcing a change in executive management. A copy of such press release is attached hereto as Exhibit 99.1.



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, Better Minerals & Aggregates Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Better Minerals & Aggregates Company


Date:    June 20, 2003          By:    /s/ Gary E. Bockrath
                                        --------------------------------
                                        Name:   Gary E. Bockrath
                                        Title:     Vice President and
                                                Chief Financial Officer


EXHIBIT INDEX

Exhibit Number           Description                                  Page



99.1                     Press release, dated June 20, 2003.

                                  EXHIBIT 99.1

                      JOHN ULIZIO NAMED PRESIDENT & CEO OF
                      BETTER MINERALS & AGGREGATES COMPANY

         BERKELEY SPRINGS, WV, June 20, 2003--Better Minerals & Aggregates Company (BMAC), the $250 million privately-held producer of industrial minerals and aggregates headquartered here, announced today that John A. Ulizio, currently vice president and general counsel of BMAC, has been named its president and CEO. In this position, Ulizio will be responsible for all BMAC's day-to-day operations, in addition to continuing to oversee the legal operations of the company, including silica litigation. He also becomes a member of the BMAC Board of Directors.
         Ulizio replaces R.D. Reeves, who is leaving the company in anticipation of the sale of Better Materials Corporation, BMAC's crushed stone and hot mixed asphalt business, to a subsidiary of Hanson Building Materials America, Inc. for $152 million in cash and the assumption of approximately $3 million of debt. Completion of the sale, whose cash proceeds will be used to reduce BMAC debt, is expected this summer.
         "I am very pleased to be taking the helm of BMAC at a time when we are returning our business focus to what has historically been our core. We have an excellent team of people who understand the industrial minerals business and are enthusiastic about the company," Ulizio said. Ulizio also acknowledged the contribution of R.D. Reeves, "Butch Reeves has been a valuable member of the BMAC team for several years, and we wish him well in his future endeavors."
         Ulizio joined BMAC's subsidiary, U.S. Silica in 1991. He was named vice president and general counsel in 1996, and has overseen the legal, environmental and health & safety affairs of BMAC since that time. He and his family reside in Hagerstown, Maryland.
         A portfolio company of D. George Harris & Associates and J.P. Morgan Partners, BMAC's two operating companies are U.S. Silica and Better Materials. Through its U.S. Silica operating company, BMAC is a leading North American supplier of high quality silica sand and aplite for the glass, foundry, chemical, recreational and construction industries, and fine ground silica and kaolin clay for the paint, plastic and ceramic industries. Through its Better Materials operating company, BMAC supplies crushed stone and sand and gravel to contractors, road builders, bituminous asphalt plants and ready-mix concrete plants, and bituminous paving materials to contractors and road builders. The company employs 1,050 people at its 26 facilities in North America.